Exhibit 99.1

Microsoft Announces Fiscal Third Quarter Results

Double-Digit Revenue Growth for SQL Server and Exchange Server

REDMOND, Wash. — April 28, 2005 — Microsoft Corp. today announced revenue of $9.62 billion for the quarter ended March 31, 2005, a 5% increase over the results in the same period of the prior year. Operating income for the third quarter was $3.33 billion, compared to $1.28 billion in the prior year. Operating income for the third quarter includes $768 million related to legal charges, compared to $2.53 billion in legal charges in the prior year. Net income and diluted earnings per share for the third quarter were $2.56 billion and $0.23 per share, which included $0.05 of legal charges. For the previous year, net income and earnings per share for the third quarter were $1.32 billion and $0.12 per share, which included $0.17 of legal charges. Operating income, net income, and earnings per share amounts include stock based compensation expense.

“Despite a mixed enterprise software environment, the quarter played out largely as we expected and operating income and earnings per share results were in line with our expectations,” said Scott Di Valerio, corporate vice president and corporate controller at Microsoft. “Given our optimism about the future with our strong product pipeline and the growth opportunities from our investments in innovative products and services, we expect increased revenue growth in fiscal 2006.”

Revenue and operating income growth for the quarter were driven by a healthy Server and Tools business. Third quarter revenue growth for the segment of 12% over the prior year resulted from double-digit growth in the SQL Server™ and Exchange Server product lines. Customers who acquired Microsoft® server products during the quarter include Continental Airlines, First Horizon National Corporation, and LendingTree, LLC.

During the quarter, Microsoft announced significant new real-time communication and collaboration capabilities for the Microsoft Office System of products, servers, and services. With the acquisition of Groove Networks, Microsoft customers can now turn to their trusted supplier of Microsoft Office software for real-time, server-based, and peer-to-peer collaboration solutions. Microsoft also introduced Microsoft Office Communicator 2005, the Microsoft Office Live Communications Server 2005 Service Pack, and Microsoft Office Live Meeting 2005.

Mobile and Embedded Devices revenue grew 31% over the prior year as Windows Mobile™ products experienced strong demand. Windows Mobile license sales for connected devices were more than double prior year levels while the Windows Mobile software platform continues to experience strong momentum with developers. There are currently over 380,000 active Windows Mobile professional developers and over 18,000 Windows Mobile applications.

The company repurchased more than 95 million shares of common stock for $2.42 billion during the quarter and has repurchased more shares year to date than it did for all of fiscal 2004. Overall, the company has returned $39 billion to investors during the fiscal year through share repurchases and dividends.

Business Outlook

Management offers the following guidance for the quarter ending June 30, 2005:

•	Revenue is expected to be in the range of $10.1 billion and $10.2 billion.

•	Operating income is expected to be in the range of $4.1 billion and $4.2 billion, including stock-based compensation expense.

•	Diluted earnings per share are expected to be $0.27 or $0.28, including stock-based compensation expense.

Management offers the following guidance for the full fiscal year ending June 30, 2006:

•	Revenue is expected to be in the range of $43.3 billion and $44.1 billion.

•	Operating income is expected to be in the range of $18.3 billion and $18.9 billion, including stock-based compensation expense.

•	Diluted earnings per share are expected to be in the range of $1.26 and $1.30, including stock-based compensation expense.

Webcast Details and 10-Q filing

Microsoft will hold an audio webcast at 2:30 p.m. PT (5:30 p.m. ET) today with Scott Di Valerio, corporate vice president and corporate controller, and Curt Anderson, general manager of Investor Relations, to discuss details regarding the company’s performance for the quarter and other forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on April 28, 2006.

Microsoft filed its 10-Q with the Securities and Exchange Commission today and it is also available at the company’s investor relations website (www.microsoft.com/msft).

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

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Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: entry into markets with vigorous competition, market acceptance of new products and services, continued acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, sales channel disruption such as the bankruptcy of a major distributor, and reliance on sole source suppliers for key components of Xbox that could result in component shortages and delays in product delivery, any of which may cause revenues and income to fall short of anticipated levels; obsolete inventory or product returns by distributors, resellers and retailers; warranty and other claims on hardware products such as Xbox; changes in the rate of PC shipments; technological shifts; the support of third-party software developers for new or existing platforms; the availability of competitive products or services such as the Linux operating system at prices below our prices or for no charge; the ability to have access to distribution channels for MSN that are controlled by third parties; the risk of unanticipated increased costs for network services; the continued ability to protect the company’s intellectual property rights; adverse effects on our business that might result if an unauthorized disclosure of a significant portion of our source code were to occur; the ability to obtain on acceptable terms the right to incorporate in the company’s products and services technology patented by others; changes in product and service mix; maturing product life cycles; product sale terms and conditions; the risk that actual or perceived security vulnerabilities in our products could adversely affect our revenues; implementation of operating cost structures that align with revenue growth; unavailability of insurance; uninsured losses; adverse results in litigation; unanticipated tax liabilities; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in our operations and security arrangements; the effects of a major earthquake, cyber-attack or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems; the level of corporate information technology spending and changes in general economic conditions that affect demand for computer hardware or software; currency fluctuations; and financial market volatility or other changes affecting the value of our investments that may result in a reduction in carrying value and recognition of losses including impairment charges.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Issues and Uncertainties” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s investor relations department at (800) 285-7772 or at Microsoft’s investor relations website at http://www.microsoft.com/msft.

All information in this release is as of April 28, 2005. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Microsoft and Windows Mobile, are either registered trademarks or trademarks of Microsoft Corp, in the United States and/or other countries. The names of actual companies or products mentioned herein may be the trademarks of their respective owners.

For more information, financial analysts and investors only:

Curt Anderson, general manager, Investor Relations (425) 706-3703

For more information, press only:

Rapid Response Team, Waggener Edstrom, (503) 443-7070, rrt@wagged.com

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PT conference call with investors and analysts is available at http://www.microsoft.com/msft.